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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITOR'S CONSENT AND REPORT ON SCHEDULE

To The Board of Directors and Stockholders of
MLC Holdings, Inc.
Reston, Virginia

We consent to the use in this Registration Statement of MLC Holdings, Inc. on Form S-1 of our report dated June 5, 1997 except for the second and third paragraphs of Note 1, and Notes 13 and 14, as to which the date is October 22, 1997, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of MLC Holdings, Inc., listed in
Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.






Deloitte & Touche
McLean, Virginia
January 15, 1998